                                                                Exhibit 1.1.1



                                Pricing Agreement
                                -----------------


SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
BNY CAPITAL MARKETS, INC.
MIZUHO INTERNATIONAL PLC
SCOTIA CAPITAL (USA) INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC
U.S. BANCORP PIPER JAFFRAY INC.
   As Representatives of the several
 Underwriters named in Schedule II hereto,


                                                                  May 4, 2001



Dear Sirs:

                  The Kroger Co., an Ohio corporation (the "Company"), and the Guarantors on Schedule I and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 4, 2001 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters") the Securities (the "Designated Securities") and related Guarantees specified in Schedule III hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule III hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule III hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule II hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                               Very Truly Yours,

Attest:                        THE KROGER CO.
                               Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Designated Securities



_____________________________  By: _________________________________
Assistant Secretary/Secretary      Name:    Paul W. Heldman
                                   Title:   Vice President


Attest:                        RJD ASSURANCE, INC.
                               As Guarantor of the Designated Securities
                               VINE COURT ASSURANCE INCORPORATED,
                               as Guarantor of the Designated Securities



_____________________________  By:________________________________
Assistant Treasurer                 Name:      Bruce M. Gack
                                    Title:     Vice President




                               RICHIE'S INC., as Guarantor of the Designated Securities



                               By: ________________________________
                                   Name:     Keith C. Larson
                                   Title:    Vice President and Secretary

                               ROCKET NEWCO, INC.,
                               as Guarantor of the Designated Securities
                               HENPIL, INC.,
                               as Guarantor of the Designated Securities
                               WYDIV, INC.,
                               as Guarantor of the Designated Securities



                               By: ________________________________
                                   Name:     Steven McMillan
                                   Title:    Vice President and Secretary

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
BNP PARIBAS SECURITIES CORP.
BNY CAPITAL MARKETS, INC.
MIZUHO INTERNATIONAL PLC
SCOTIA CAPITAL (USA) INC.
TOKYO-MITSUBISHI INTERNATIONAL PLC
U.S. BANCORP PIPER JAFFRAY INC.

By: ________________________________
      (Salomon Smith Barney Inc.)
      On behalf of each of the Underwriters

                                   SCHEDULE I

                                   Guarantors
                                   ----------

Name of Guarantor                             State of Organization
-----------------                             ---------------------

Alpha Beta Company                            California
Bay Area Warehouse Stores, Inc.               California
Bell Markets, Inc.                            California
Cala Co.                                      Delaware
Cala Foods, Inc.                              California
CB&S Advertising Agency, Inc.                 Oregon
Crawford Stores, Inc.                         California
Dillon Companies, Inc.                        Kansas
Dillon Real Estate Co., Inc.                  Kansas
Distribution Trucking Company                 Oregon
Drugs Distributors, Inc.                      Indiana
FM Holding Corporation                        Delaware
FM, Inc.                                      Utah
Food 4 Less GM, Inc.                          California
Food 4 Less Holdings, Inc.                    Delaware
Food 4 Less Merchandising, Inc.               California
Food 4 Less of California, Inc.               California
Food 4 Less of Southern California, Inc.      Delaware
Fred Meyer, Inc.                              Delaware
Fred Meyer Jewelers, Inc.                     California
Fred Meyer of Alaska, Inc.                    Alaska
Fred Meyer of California, Inc.                California
Fred Meyer Stores, Inc.                       Delaware
Grand Central, Inc.                           Utah
Hughes Markets, Inc.                          California
Hughes Realty, Inc.                           California
Inter-American Foods, Inc.                    Ohio
JH Properties, Inc.                           Washington
Junior Food Stores of West Florida, Inc.      Florida
J.V. Distributing, Inc.                       Michigan
KRGP Inc.                                     Ohio
KRLP Inc.                                     Ohio
Kroger Dedicated Logistics Co.                Ohio
Kroger Limited Partnership I                  Ohio (limited partnership)
Kroger Limited Partnership II                 Ohio (limited partnership)
Kroger Texas L.P.                             Ohio (limited partnership)
KU Acquisition Corporation                    Washington
Kwik Shop, Inc.                               Kansas
Mini Mart, Inc.                               Wyoming
Peyton's-Southeastern, Inc.                   Tennessee

Name of Guarantor                             State of Organization
-----------------                             ---------------------

QFC Sub, Inc.                                 Washington
Quality Food Centers, Inc.                    Washington
Quality Food Holdings, Inc.                   Delaware
Quality Food, Inc.                            Delaware
Quik Stop Markets, Inc.                       California
Ralphs Grocery Company                        Delaware
Roundup Co.                                   Washington
Second Story, Inc.                            Washington
Smith's Beverage of Wyoming, Inc.             Wyoming
Smith's Food & Drug Centers, Inc.             Delaware
The Kroger Co. of Michigan                    Michigan
THGP Co., Inc.                                Pennsylvania
THLP Co., Inc.                                Pennsylvania
Topvalco, Inc.                                Ohio
Turkey Hill, L.P.                             Pennsylvania (limited partnership)
Wells Aircraft, Inc.                          Kansas

                                   SCHEDULE II



UNDERWRITER                           PRINCIPAL AMOUNT OF              PRINCIPAL AMOUNT OF
                                      6.8% SENIOR NOTES DUE 2011       7.5% SENIOR NOTES DUE 2031
                                      TO BE PURCHASED                  TO BE PURCHASED

Salomon Smith Barney Inc.                  $ 116,500,000                    $ 116,500,000
Banc of America Securities LLC               116,500,000                      116,500,000
J.P. Morgan Securities Inc.                  116,500,000                      116,500,000
Banc One Capital Markets, Inc.                50,000,000                       50,000,000
Scotia Capital (USA) Inc.                     30,500,000                       30,500,000
BNY Capital Markets, Inc.                     20,000,000                       20,000,000
U.S. Bancorp Piper Jaffray Inc.               20,000,000                       20,000,000
BNP Paribas Securities Corp.                  10,000,000                       10,000,000
Mizuho International plc                      10,000,000                       10,000,000
Tokyo-Mitsubishi International plc            10,000,000                       10,000,000


     Total                                  $500,000,000                     $500,000,000

                                  SCHEDULE III



TITLE OF DESIGNATED SECURITIES:

        6.8% Senior Notes due 2011

        7.5% Senior Notes due 2031

AGGREGATE PRINCIPAL AMOUNT:

       $500,000,000 --    6.8% Senior Notes due 2011

       $500,000,000 --    7.5% Senior Notes due 2031

     $1,000,000,000

PRICE TO PUBLIC:

      99.740% of the principal amount of the 6.8% Senior Notes due 2011, plus accrued interest from May 11, 2001.

      99.316% of the principal amount of the 7.5% Senior Notes due 2031, plus accrued interest from May 11, 2001.

PURCHASE PRICE BY UNDERWRITERS:

      99.090% of the principal amount of the 6.8% Senior Notes due 2011, plus accrued interest from May 11, 2001.

      98.441% of the principal amount of the 7.5% Senior Notes due 2031, plus accrued interest from May 11, 2001.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Immediately available funds

INDENTURE:

      Indenture dated June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001 and the Eleventh Supplemental Indenture, dated May 11, 2001.

MATURITY:

      The 6.8% Senior Notes due 2011 will mature on April 1, 2011.

      The 7.5% Senior Notes due 2031 will mature on April 1, 2031.

INTEREST RATES:

      The 6.8% Senior Notes due 2011 will bear interest from May 11, 2001 at
      6.8%.

      The 7.5% Senior Notes due 2031 will bear interest from May 11, 2001 at
      7.5%.

INTEREST PAYMENT DATES:

      Interest on the 6.8 % Senior Notes due 2011 is payable semiannually on April 1 and October 1 of each year commencing on October 1, 2001.

      Interest on the 7.5% Senior Notes due 2031 is payable semiannually on April 1 and October 1 of each year commencing on October 1, 2001.

REDEMPTION PROVISIONS:

      As described in the Prospectus Supplement dated May 4, 2001.

SINKING FUND PROVISION:

      No sinking fund provisions.

DEFEASANCE PROVISIONS:

      As described in the Prospectus Supplement dated May 4, 2001.

GUARANTEES:

      Guaranteed by the Guarantors set forth on the signature pages and Schedule I to the Pricing Agreement.

TIME OF DELIVERY:

      May 11, 2001

CLOSING LOCATION:

      Offices of Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza,
      New York, New York 10004

NAME AND ADDRESS OF REPRESENTATIVES:

      Salomon Smith Barney Inc.
      388 Greenwich Street
      New York, New York  10013